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Exhibit 23(a)(6)

                         SELECTED AMERICAN SHARES, INC.
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

         SELECTED AMERICAN SHARES, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

         (1)      Article Sixth is amended to be as follows:

         SIXTH: Capitalization. (a) The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One Hundred Million shares of the par value of One Dollar and Twenty-Five Cents ($1.25) each and of the aggregate par value of One Hundred Twenty Five Million Dollars ($125,000,000.00).

                  (b) Subject to the authority granted below to the Board of Directors of the Corporation with respect to the designation of the name of any class of common stock and the designation, classification and reclassification of the unissued shares of the Corporation, all of such shares are hereby designated and classified as common shares.

                  (c) The Board of Directors of the Corporation may (i) classify or reclassify any unissued stock from time to time by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock and
         (ii) designate and redesignate the name of any class of outstanding common stock.

                  (d) Subject to the authority granted to the Board of Directors of the Corporation with respect to the designation, classification and reclassification of the unissued shares of the Corporation, each class of stock of the Corporation, whether now or hereafter designated, shall have the following described powers, preferences and rights and the qualifications, limitations and restrictions thereof shall be as follows:

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                           (i) All consideration received by the Corporation for
                  the issue or sale of shares of a particular class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

                           (ii) The assets belonging to a particular class of
                  stock shall be charged with the liabilities (including, in the discretion of the Board of Directors or its delegate, accrued expenses and reserves) incurred in respect of such class, and such class shall also be charged with its share of any general liabilities of the Corporation not incurred in respect of any particular class, such general liabilities to be allocated in proportion to the net asset value of the respective classes. The determination of the Board of Directors or its delegate shall be final and conclusive as to the amount of assets and liabilities, including accrued expenses and reserves, which are to be allocated to one or more particular classes. The power to make such determinations may be delegated by the Board of Directors from time to time to one or more of the directors and officers of the Corporation, or to an agent of the Corporation appointed for such purpose. The liabilities with which a class is so charged are herein referred to as the "liabilities belonging to" such class.

                           (iii) The holders of shares of all classes of stock
                  of the Corporation (whether now or hereafter classified) shall, at any meeting of the shareholders, have one vote for each share held. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class except that, when otherwise expressly provided by the laws of the State of Maryland, by the 1940 Act and the regulations thereunder or other applicable law, or by the Board of Directors, shares shall be voted by individual class, and when the matter to be acted upon does not affect any interest of a particular class or classes, then only shares of the affected class or classes shall be entitled to be voted thereon.

                           (iv) In the event of the liquidation or dissolution
                  of the Corporation (for whatever reason), shareholders of each class shall be entitled to receive as a class, out of the assets of the Corporation available for distribution to shareholders the assets belonging to such class, and the assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets available for distribution not belonging to any


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                  particular class, any distribution thereof shall be made to the holders of all such classes in proportion to the net asset value of the respective classes.

                           (v) The relative rights of the shares of each class
                  to be redeemed or repurchased shall be set forth in Article Ninth.

                           (vi) The relative rights of the shares of each class
                  to receive dividends shall be as set forth in Article Tenth.

         (2) Article Ninth is amended by adding thereto a new paragraph, such new paragraph to be as follows:

                           "Any redemptions or purchases of shares by the
                  Corporation of any class of the Corporation's stock shall be made solely from assets belonging to such class."

         (3)      Paragraph (b) of Article Tenth is amended to be as follows:

                           "(b) To declare and provide for the distribution of
                  dividends on any or all classes of the Corporation's stock and to determine the amount, source, method and time thereof, except that distributions from assets belonging to a particular class of stock shall be distributed only to the holders of shares of such class;"

         (4) Article Eleventh is amended by inserting a new sentence between the present first sentence and second sentence of said Article, such new sentence to be as follows:

                  "The net asset value of a share of a particular class of the Corporation's stock shall be determined by valuing all assets belonging to such class, deducting from the total value of such assets the total liabilities belonging to such class, and dividing the total net asset value of such class thus obtained by the total number of shares of such class then issued and outstanding."

         (5) Article Fourteenth is amended by adding a new sentence at the end of said Article, such new sentence to be as follows:

                  "When such shares are voted by individual class, any such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of such class outstanding and entitled to such vote thereon."

         SECOND: The Board of Directors of the Corporation on November 20, 1986 duly adopted a resolution setting forth the foregoing amendment, declaring that the


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amendment was advisable and directing that the amendment be submitted for consideration by the shareholders of the Corporation at their next annual meeting.

         THIRD: The said amendment has been approved by the holders of a majority of the issued and outstanding stock entitled to vote on the amendment in accordance with Article Fourteenth of the Articles of Incorporation of the Corporation and the Maryland General Corporation Law.

         FOURTH: The authorized shares of stock of the Corporation immediately before the amendment were fifty million (50,000,000) shares of a single class of common shares, each of the par value of one dollar and twenty-five cents ($1.25) amounting in the aggregate to a par value of sixty two million five hundred thousand dollars ($62,500,000). The authorized shares immediately after the amendment and the description of the classes of shares authorized by the amendment is as set forth above in Article First of these Articles of Amendment.

         IN WITNESS WHEREOF, SELECTED AMERICAN SHARES, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on April 15th, 1987.

                                          SELECTED AMERICAN SHARES, INC.

                                          By: /s/_____________________________

                                          Its Vice President
                                            William L. Calderwood

         ATTESTED:


         /s/ Nancy L. DiVito
         Assistant Secretary


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         THE UNDERSIGNED, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made apart, hereby acknowledges in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                 /s/________________________
                                                    William L. Calderwood

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